                                                                      Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-92356) pertaining to the Penford Corporation 1994 Stock Option Plan and to the incorporation by reference in the Registration Statement (Form S-8, No. 033-88946) pertaining to the Penford Corporation Savings and Stock Ownership Plan of our report dated October 10, 2003, with respect to the consolidated financial statements of Penford Corporation included in the Annual Report on Form 10-K for the year ended August 31, 2003.

                                    /s/Ernst & Young LLP
                                 ------------------------------
                                    ERNST & YOUNG LLP

Denver, Colorado
November 21, 2003